EXHIBIT 99.1

Richard J. King                                                                                           January 13, 2003
Senior Vice President, Corporate Communications
AMC Entertainment Inc.
(816) 221-4000

AMC Entertainment Inc. Fiscal Third Quarter Earnings Conference Call and Webcast At 9:00 A.M. CST On
January 22

KANSAS CITY, Mo.—AMC Entertainment Inc. (AMEX: AEN) will conduct a conference call and slide presentation to discuss fiscal 2003 third quarter results and certain forward-looking information at 9:00 a.m. CST on Wednesday, January 22, 2003.

Internet access to the call and supporting slides will be available through AMC’s website www.amctheatres.com.  The call can also be accessed by phone at (877) 307-8182, or
(706) 634-8221 for international callers.  Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website and by phone through Wednesday, February 5, 2003.  The telephone replay can be accessed by calling (800) 642-1687, or (706) 645-9291 for international callers, and entering the conference ID number 7460856.

AMC is scheduled to release earnings earlier in the day on January 22, 2003.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry.  Through its circuit of AMC Theatres, the Company operates 240 theatres with 3,532 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain, Sweden and the United Kingdom.  Its Common Stock trades on the American Stock Exchange under the symbol AEN.  The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.